                                 EXHIBIT 99.10

              THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES

             RECONCILIATION OF CONSOLIDATED STATEMENTS OF INCOME(1)
                                  (UNAUDITED)


(In millions, except per share)

2000                                                  QUARTER
                                   --------------------------------------------
                                    FIRST       SECOND       THIRD      FOURTH
                                   --------    --------    --------    --------
Net Sales - as reported            $3,536.5    $3,474.7    $3,482.4    $3,526.4
Reclassification of shipping
  and handling costs                  127.6       132.6       136.9        --
                                   --------    --------    --------    --------
NET SALES - AS RESTATED            $3,664.1    $3,607.3    $3,619.3    $3,526.4

Gross Profit - as reported         $  747.9    $  733.5    $  617.1    $  642.5
Change in inventory costing
  method                              (20.2)       22.9        31.1        --
Reclassification of equity in
  earnings of affiliates                2.4          .3         2.3        --
                                   --------    --------    --------    --------
GROSS PROFIT - AS RESTATED         $  730.1    $  756.7    $  650.5    $  642.5

Net Income (Loss) - as reported    $   63.6    $   59.7    $   (6.6)   $ (102.0)
Change in inventory costing
  method                              (15.4)       17.4        23.6        --
                                   --------    --------    --------    --------
NET INCOME (LOSS) - AS RESTATED    $   48.2    $   77.1    $   17.0    $ (102.0)
                                   --------    --------    --------    --------

PER SHARE OF COMMON STOCK -
  BASIC:

Net Income (Loss) - as reported    $    .41    $    .38    $   (.04)   $   (.65)
Change in inventory costing
  method                               (.10)        .11         .15        --
                                   --------    --------    --------    --------
NET INCOME (LOSS) - AS RESTATED    $    .31    $    .49    $    .11    $   (.65)
                                   --------    --------    --------    --------

Average Shares Outstanding            156.3       156.4       157.0       157.6

PER SHARE OF COMMON STOCK -
  DILUTED:

Net Income (Loss) - as reported    $    .40    $    .38    $   (.04)   $   (.65)
Change in inventory costing
  method                               (.10)        .11         .15        --
                                   --------    --------    --------    --------
NET INCOME (LOSS) - AS RESTATED    $    .30    $    .49    $    .11    $   (.65)
                                   --------    --------    --------    --------

Average Shares Outstanding            158.7       158.7       158.2       157.6

1999                                                  QUARTER
                                   --------------------------------------------
                                    FIRST       SECOND       THIRD      FOURTH
                                   --------    --------    --------    --------
Net Sales - as reported            $2,991.2    $3,048.7    $3,288.8    $3,551.9
Reclassification of shipping
  and handling costs                  107.9       114.1       127.6       125.2
                                   --------    --------    --------    --------
NET SALES - AS RESTATED            $3,099.1    $3,162.8    $3,416.4    $3,677.1

Gross Profit - as reported         $  659.8    $  613.5    $  524.2    $  731.7
Change in inventory costing
  method                               (2.6)       28.1       (16.0)       (6.1)
Reclassification of equity in
  earnings of affiliates               (1.8)       (2.5)       (2.5)       (2.7)
                                   --------    --------    --------    --------
GROSS PROFIT - AS RESTATED         $  655.4    $  639.1    $  505.7    $  722.9

Net Income (Loss) - as reported    $   25.5    $   65.7    $  109.1    $   40.8
Change in inventory costing
  method                               (1.6)       17.4        (9.9)       (3.8)
                                   --------    --------    --------    --------
NET INCOME (LOSS) - AS RESTATED    $   23.9    $   83.1    $   99.2    $   37.0
                                   --------    --------    --------    --------

PER SHARE OF COMMON STOCK -
  BASIC:

Net Income (Loss) - as reported    $    .16    $    .42    $    .70    $    .26
Change in inventory costing
  method                               (.01)        .12        (.07)       (.03)
                                   --------    --------    --------    --------
NET INCOME (LOSS) - AS RESTATED    $    .15    $    .54    $    .63    $    .23
                                   --------    --------    --------    --------

Average Shares Outstanding            156.0       156.1       156.3       156.3

PER SHARE OF COMMON STOCK -
  DILUTED:

Net Income (Loss) - as reported    $    .16    $    .41    $    .69    $    .26
Change in inventory costing
  method                               (.01)        .11        (.06)       (.03)
                                   --------    --------    --------    --------
NET INCOME (LOSS) - AS RESTATED    $    .15    $    .52    $    .63    $    .23
                                   --------    --------    --------    --------

Average Shares Outstanding            157.8       159.6       159.5       158.8

(1) During the fourth quarter of 2000, Goodyear (A) changed its costing method for certain domestic inventories from LIFO to FIFO, (B) began reporting expenses for transportation of products to customers as Cost of Goods Sold and (C) began reporting equity in earnings of affiliates separately on consolidated statements of income.


                                    X-99-10